EXHIBIT 4.2

                             FIRST SUPPLEMENTAL
                              TRUST INDENTURE
                          TRANS WORLD GAMING CORP.,
                     TWG INTERNATIONAL U.S. CORPORATION,
                         TWG FINANCE CORP., ISSUERS

         This First Supplemental Trust Indenture, dated as of October 29, 1998 (this "Supplemental Indenture"), is made by and between the TWG International U.S. Corporation ("TWG International"), Trans World Gaming Corp. ("TWG") and TWG Finance Corp. (together with any successors to their rights, duties and obligations hereunder, the "Issuers"), and U.S. Trust Company of Texas, N.A. (together with any successor trustee hereunder, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

         WHEREAS, the Issuers and the Trustee have heretofore executed and delivered that certain Indenture dated as of March 31, 1998 (the "Primary Indenture"), and the Issuers have issued their 12% Senior Secured Notes Due March 17, 2005 (the "Securities") thereunder; and

         WHEREAS, TWG International U.S. Corporation and the Trustee have executed that certain Indenture dated as of March 31, 1998 (the "Finance Indenture") and has issued its 12% Senior Secured Note Due March 17, 2005 (the "Finance Note") thereunder; and

         WHEREAS, the Primary Indenture provides in Section 8.2 thereof that the Issuers, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, add any provisions to or change in any manner or eliminate any of the provisions of the Primary Indenture or of any supplemental indenture or of modify in any manner the rights of the Holders of the Securities, except under certain circumstances not applicable herein; and

         WHEREAS, in order that the collaterization of the Finance Note may comply with certain changes in the laws of the Czech Republic, the Issuers and the Trustee, with the consent of a majority of the holders of the aggregate principal amount of the Securities at the time outstanding, now desire to amend the Primary Indenture for the purpose of modifying certain provisions of the Primary Indenture to clarify that certain of the Collateral (sixty-six percent of the Capital Stock of 21st Century Resorts, a.s. "21st Century") securing the Finance Note may be transferred by TWG International to a Czech limited liability company known as SC98A, s.r.o. on the condition that (a) SC98A, s.r.o. is a Wholly Owned Subsidiary of TWG International;
(b) the Security Interest of TWG Finance Corp. and the Trustee in 21st Century Resorts, a.s. pursuant to the Finance Indenture remains in full force and effect; and (c) the Issuers take all steps necessary, subsequent to the transfer of the Capital Stock of 21st Century to SC98A, s.r.o. to form a Czech joint stock company and substitute that Czech joint stock company for SC98A, s.r.o., one percent (1%) of which joint stock company shall be owned by TWG and ninety-nine percent (99%) by TWG International, which joint stock company shall be pledged in conformance with

                                      1


the Indenture, as amended herein, and the Finance Indenture, as amended, to secure repayment of the Finance Note; and

         WHEREAS, the Issuers and the Trustee, with the consent of the majority of Holders of the aggregate principal amount of Securities at the time outstanding, now desire to amend the Primary Indenture for the purpose of modifying Section 3.23 of the Primary Indenture to clarify that Trans World Gaming Corp. shall be permitted to own the outstanding Capital Stock of Casino de Zaragoza on behalf of and for the benefit of TWG International and that Casino de Zaragoza shall be treated for all purposes as if it were owned by TWG International; and

         WHEREAS, the Issuers and the Trustee, with the consent of a majority of the holders of the aggregate principal amount of the Securities at the time outstanding, further desire to amend the Primary Indenture to clarify that the Collateral securing the Finance Notes shall not include Trans World Leasing Limited, a Gibraltar legal entity, for the reason that such entity shall not be a Subsidiary of TWG International and because all functions which this entity was to perform in relation to the operations of the Issuer's operation in the Czech Republic are to be performed by the Cyprus Entity, as that term is defined in the Primary Indenture; and

         WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized in all respects by the respective Boards of Directors of the Issuers; and

         WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Primary Indenture made hereby.

         NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Issuer and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:


                                 ARTICLE I

                    DEFINITIONS AND STATUTORY AUTHORITY

         Section 1.1.  SUPPLEMENTAL INDENTURE.     This Supplemental
Indenture is a Supplemental Indenture, and is adopted in accordance with
Article 8 of the Primary Indenture.

         Section 1.2.  DEFINITIONS.

         (A) Unless the context shall require otherwise, all defined terms contained in the Primary Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Primary Indenture.

                                      2


         (B) As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

              (1) This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Primary Indenture.

              (2) All references in this instrument to designated "Articles," "Sections," and other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

         Section 1.3. PRIMARY INDENTURE TO REMAIN IN FORCE. Except as amended by this Supplemental Indenture, the Primary Indenture shall remain in full force and effect as to matters covered therein.

         Section 1.4. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Issuers and the Trustee shall bind the Holders of the Notes, the Issuers, the Trustee and their respective successors and assigns, whether so expressed or not.

         Section 1.5. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Notes, any benefit or any legal or equitable rights, remedy or claim under this Supplemental Indenture.

         Section 1.6. GOVERNING LAW. This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.


                                ARTICLE II

                      AMENDMENTS TO PRIMARY INDENTURE

         Section 2.1. ISSUANCE OF STOCK. Section 3.11(b) of the Primary Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         TWG International will not permit any of its Subsidiaries to issue any additional Capital Stock and agrees that the Capital Stock of its Subsidiaries pledged to TWG Finance and the Trustee in the Finance Indenture shall at all times constitute one hundred percent (100%) of the Capital Stock of the Cyprus Entity, one hundred percent (100%) of the Capital Stock of any U.S. Subsidiary and of any foreign Subsidiary, where, as to such foreign Subsidiary such pledge shall not create a "deemed dividend" and sixty-six percent (66%) of the Capital Stock of any foreign Subsidiary where such pledge shall not create a deemed dividend and where a pledge of more than that percentage would create a "deemed dividend". Notwithstanding anything above to the

                                      3


contrary, TWG International shall be permitted to own one
hundred percent (100%) of SC98A, s.r.o. so long as one hundred percent (100%) of the Capital Stock of 21st Century Resorts, a.s. is owned by SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. is pledged to secure repayment of the Funding Note. Alternatively , and notwithstanding anything above to the contrary, the Capital Stock of 21st Century Resorts, a.s. may be conveyed to a Wholly Owned Subsidiary of TWG International ("Newco") and the Security Interest in the Capital Stock of 21st Century released so long as sixty-six percent (66%) of the Capital Stock of Newco is pledged to secure repayment of the Funding Note. In the event the Capital Stock of 21st Century is transferred to SC98A, s.r.o., the Issuers shall promptly take all reasonable action necessary to replace SC98A, s.r.o. with a Czech joint stock company which is a Wholly Owned Subsidiary (the "Substitute Entity") of TWG International, sixty-six (66%) of the Capital Stock of which Substitute Entity shall be pledged to secure repayment of the
Funding Note.   TWG International will not permit any of its Subsidiaries to conduct any business through or otherwise own any outstanding shares or interests of any class of Capital Stock of, any other corporation, partnership, limited liability company or other Person, other than a Wholly-Owned Subsidiary, except as permitted in Section 3.23 of this Indenture. TWG may own one share of the outstanding Capital Stock of Newco or the Substitute Entity so long as such share is pledged to TWG Finance and the Trustee of the Finance Indenture to secure repayment of the Funding Note.

         Section 2.2. SECURITY INTERESTS. Section 3.17(a) of the Primary Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

         TRANSACTIONS WITH AFFILIATES. Except for transactions with the Cyprus Entity, the Substitute Entity (as permitted in Section 3.11(b)) and Newco (as permitted in Section 3.11 (b)), neither TWG International nor any of its Subsidiaries shall directly or indirectly, sell, lease, license, transfer, exchange, or otherwise dispose of any of its properties, assets or services to, or purchase, lease, or license the use of any property, assets or services from, or transfer funds to, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, to, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction", whether constituting one transaction or a series of related transactions), unless (a)such Affiliate Transaction is on terms that are no less favorable to TWG International or the relevant Subsidiary than those that would have been obtained in a comparable transaction by TWG International or such Subsidiary with an unrelated person and (b) TWG International delivers to the Trustee
(i) with respect to any Affiliate Transaction involving aggregate payments in excess of $100,000, a resolution of the Board of Directors of TWG International approved by a majority of the disinterested members of the Board of Directors, certifying that such Affiliate Transaction complies with clause (a) above, and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000, an opinion as to the fairness of such Affiliate Transaction to TWG International or such Subsidiary from a financial point of view issued by an independent investment banking firm of national standing.

         Section 2.3. NON USA OPERATIONS. Section 3.23 of the Primary Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

                                      4


             SECTION 3.23 NON USA OPERATIONS. All business operations outside of the United States of America shall be under the control of and inure to the benefit of TWG International and its Wholly Owned Subsidiaries, except in Bishkek. All business operations (other than those of TWG Finance) within the United States and in Bishkek shall be under the control of and inure to the benefit of TWG. The business operations of TWG Finance shall be governed by this Indenture and the Collateral Agreements. Notwithstanding anything above to the contrary, the Capital Stock of Casino de Zaragoza may be owned by TWG, but shall be under the control of and inure to the benefit of TWG International and its Wholly Owned Subsidiaries. For purposes of this Indenture and Finance Indenture, the Capital Stock of Casino de Zaragoza shall be treated as if it constituted a Subsidiary of TWG International and shall be pledged to secure repayment of the Finance Note in compliance with the terms of the Finance Note. To the extent permissible under applicable law, the Issuer shall use its best efforts to cause the legal and beneficial ownership of the Capital Stock of Casino de Zaragoza to be conveyed to TWG International, subject to the pledge thereof to TWG Finance and the Trustee.

         However, one share of the issued and outstanding shares of Capital Stock of Newco or the Substitute Entity may be held by TWG so long as such share is pledged by TWG to the Trustee to secure repayment of the Finance Note.

         Section 2.4.  ASSIGNMENT OF RIGHTS UNDER COLLATERAL AGREEMENTS.
Section 14.13 is added to the Primary Indenture, and it should read in its entirety as follows:

             As additional security for the Notes, TWG Finance does hereby irrevocably grant, convey, pledge, transfer and assign and deliver in trust to the Trustee and its successors and assigns in trust forever all of the TWG Finance's right, title and interest in and to any of the present and future Collateral Agreements, as that term is defined in the Finance Indenture, including: the Conditional Equipment Title Transfer Agreement dated as of the date hereof, among Trans World Gaming Management Limited, TWG Finance and the Trustee, as Security Agent; any agreement evidencing a security interest in sixty-six percent (66%) of the Capital Stock of Newco or the Substitute Entity; that certain Share Pledge Agreement dated as of March 31, 1998 evidencing the pledge by TWG International in favor of TWG Finance and the Trustee of sixty-six percent of the shares of 21st Century; that certain Security Agreement as of the date hereof pursuant to which TWG International pledges one hundred percent (100%) of the Capital Stock of the Cyprus Entity to TWG Finance and the Trustee to secure repayment of the Funding Note; the Conditional Assignment of Receivables Agreement and Contract Rights dated as of the date hereof among Trans World Gaming Management Limited in favor of TWG Finance and the Trustee, as Security Agent; and the Floating Charge dated as of the date hereof, issued by Trans World Gaming Management Limited in favor of TWG Finance and the Trustee, as Security Agent.

         Section 2.5 DEFINITION OF NEWCO. The definition of Newco is added to the Indenture, which shall read as follows:

         Newco shall have the meaning specified in Section 3.11.

                                      5


         Section 2.6 DEFINITION OF SUBSTITUTE ENTITY. The definition of Substitute Entity is added to the Indenture, which shall read as follows:

         "Substitute Entity" shall have the meaning specified in Section 3.11.

                                ARTICLE III

                               MISCELLANEOUS

         Section 3.1. RATIFICATION AND REAFFIRMATION. The Issuers and Trustee hereby ratify and reaffirm all the terms and conditions of the Primary Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Primary Indenture remains in full force and effect, as so amended and supplemented.

         Section 3.2. EXECUTION AND COUNTERPARTS. This Supplemental Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

         Section 3.3 EFFECTIVENESS. This Supplemental Indenture shall only become effective in the event the following conditions are met:

                 (a)   a new Wholly-Owned Subsidiary of TWG International
                    U.S. Corporation is properly formed under the laws of the Czech Republic (subject to the right of TWG to own one share thereof, which share shall be pledged to the Trustee and the holder of the Finance Note under the Finance Indenture);

                 (b)   the Trustee and the holder of the Finance Note shall
                    be granted a Security Interest in sixty-six percent (66%) of all Capital Stock of such entity; and

                 (c)   one hundred percent (100%) of the Capital Stock of
                    21st Century shall be transferred to such newly formed Subsidiary; or

                 (d)   as an alternative to those conditions set forth in
                    Section 3.3(a), (b) and (c), TWG International shall have acquired one hundred percent of ownership of SC98A, s.r.o. and transferred to it one hundred percent (100%) of the Capital Stock of 21st Century, with such transfer of 21st Century subject to the Security Interest of TWG Finance and the Trustee in sixty-six percent (66%) of the Capital Stock of 21st Century as granted by TWG International pursuant to the terms of that certain Shares Pledge Agreement dated March 31, 1998.

                                      6


         The Issuers will deliver a letter or certificate to the Trustee in which such person will certify to the Trustee that the foregoing conditions have been met and that this Supplement is effective. The consenting Security Holders will execute this document solely to signify their consent to this Supplemental Indenture.





















                                      7


         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.

                                 TWG INTERNATIONAL U.S. CORPORATION


                                 By:_______________________________________
                                 Name: Andrew Tottenham
                                 Title: President


                                 TWG FINANCE CORP.

                                 By: ______________________________________
                                 Name: Andrew Tottenham
                                 Title: President


                                 TRANS WORLD GAMING CORP.

                                 By:_______________________________________
                                 Name: Andrew Tottenham
                                 Title: President













                                      8



         Consent of Security Holders:

The below designated Security holder of the Primary Indenture, by its execution hereof, consents to the First Supplemental Trust Indenture.


                                        VALUE PARTNERS, LTD.

                                        By: ___________________________
                                        Name:  Timothy G. Ewing
                                        Managing Partner of Ewing &Partners
                                        General Partner of Value Partners
















                                      9



U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee


By: ___________________________
Name: John Stohlmann
Title: Authorized Officer
















                                      10